Exhibit 99.2

SRX HEALTH SOLUTIONS INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the three and six months ended March 31, 2025, and 2024

(Expressed in thousands of Canadian dollars)

SRX HEALTH SOLUTIONS INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITION

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

	Notes	March 31, 2025	September 30, 2024
Assets
Current assets
Cash		$110	$143
Accounts receivable, net	5	6,581	12,529
Inventory	6	2,263	4,551
Prepaid expenses and other current assets		435	338
Current portion of lease receivable	10	16	29
Due from shareholders	16	442	422
Due from related parties	16	76	76
Other current assets		328	331
Total current assets		10,251	18,419
Non-current assets
Property and equipment	7	4,505	8,147
Right-of-use assets	10	6,404	8,767
Lease receivable		-	616
Deferred tax assets		203	203
Intangible assets	8	6,468	9,457
Total non-current assets		17,580	27,190
Total Assets		$27,831	$45,609
Liabilities
Current liabilities
Short-term borrowings	11	$4,817	$5,019
Trade and other payables		50,020	53,893
Deferred revenue		52	39
Current portion of long-term borrowings	11	36,620	42,651
Current portion of lease liabilities	10	1,589	1,985
Convertible debentures	12	3,512	3,012
Income tax payable		857	405
Due to shareholders	16	325	389
Total current liabilities		97,792	107,393
Non-current liabilities
Long-term borrowings	11	940	940
Lease liabilities	10	5,265	7,596
Deferred tax liability		1,860	1,704
Total non-current liabilities		8,065	10,240
Total liabilities		105,857	117,633
Shareholders’ Deficit
Common stock, $0.001 par value, unlimited shares authorized, 15,908,124 & 12,796,602 shares issued and outstanding as of March 31, 2025 and September 30, 2024, respectively		27,232	13,014
Additional paid-in capital		1,830	3,888
Accumulated deficit		(107,088)	(88,926)
Total Shareholders’ Deficit		(78,026)	(72,024)
Total liabilities and Shareholders’ Deficit		$27,831	$45,609

Going Concern (Note 2), Commitments and contingencies (Note 22), Subsequent events (Note 23)

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

3

SRX HEALTH SOLUTIONS INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATION

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

		Three months ended March 31,		Six months ended March 31,
	Notes	2025	2024	2025	2024
Revenue	13	$15,000	$48,936	$41,828	$100,787
Cost of sales		10,455	39,523	32,093	81,833
Gross profit		4,545	9,413	9,735	18,954

General and administrative		16,527	13,378	29,241	26,660
Depreciation and amortization		800	1,099	1,612	1,940
Operating expenses		17,327	14,477	30,853	28,600

Operating loss		(12,782)	(5,064)	(21,118)	(9,646)
Finance costs		1,457	1,417	3,100	2,569
Gain on sale of assets	21	-	-	(4,957)	-
Other expense (income)		(294)	297	104	257
Loss before income taxes		(13,945)	(6,778)	(19,365)	(12,472)
Income tax expense	15	395	686	499	686
Deferred tax (income) expense	15	115	(234)	158	(234)
Net loss		(14,455)	(7,230)	(20,022)	(12,924)

Weighted average number of common shares outstanding:
Basic and diluted	18	14,676,789	12,357,801	14,035,458	12,541,349
Net loss per share
Basic and diluted	18	($0.98)	($0.59)	($1.43)	($1.03)

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

4

SRX HEALTH SOLUTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

	Notes	Number of Shares #	Amount $	Additional paid-in capital $	Accumulated Deficit $	Total Shareholders’ Deficit $
Balance as at September 30, 2023		12,532,070	11,958	3,383	(34,051)	(18,710)
Share-based compensation	19	-	-	1,579	-	1,579
Settlement of RSUs	19	325,560	2,604	(2,604)	-	-
Share redemption	19	(650,000)	(5,200)	-	-	(5,200)
Equity issued in business combinations	4	68,750	550	-	-	550
Net loss		-	-	-	(5,693)	(5,693)
Balance as at December 31, 2023		12,276,380	9,912	2,358	(39,744)	(27,474)
Share-based compensation	19	-	-	888	-	888
Settlement of RSUs	19	121,158	970	(970)	-	-
Net loss		-	-	-	(7,230)	(7,230)
Balance as at March 31, 2024		12,397,538	10,882	2,276	(46,974)	(33,816)

	Notes	Number of Shares #	Amount $	Additional paid-in capital $	Accumulated Deficit $	Total Shareholders’ Deficit $
Balance as at September 30, 2024		12,796,602	13,014	3,888	(88,926)	(72,024)
Share-based compensation	19	-	-	593	-	593
Settlement of RSUs	19	509,956	2,689	(2,689)	-	-
Share redemption	19	(22,938)	(110)	-	-	(110)
Conversion of convertible debt	12	205,643	839	-	-	839
Equity issued in business combinations	4	18,750	150	-	-	150
Shares issued for private placement	17	127,452	441	-	-	441
Warrant reserve	17	-	-	397	-	397
Exercise warrants	17	44,107	311	(98)	-	213
Net loss		-	-	-	(5,567)	(5,567)
Balance as at December 31, 2024		13,679,572	17,334	2,091	(94,493)	(75,068)
Capital distribution – debt forgiveness	16	-	-	-	1,860	1,860
Share-based compensation	19	-	-	1,491	-	1,491
Settlement of RSUs	19	347,309	1,752	(1,752)	-	-
Share redemption	19	(126,042)	(405)	-	-	(405)
Conversion of convertible debt	12	61,998	254	-	-	254
Shares issued for private placement	17	4,167	20	-	-	20
Shares issued for professional services	17	891,120	4,277	-	-	4,277
Shares issued in lieu of trade payable payment	17	1,050,000	4,000	-	-	4,000
Net loss		-	-	-	(14,455)	(14,455)
Balance as at March 31, 2025		15,908,124	27,232	1,830	(107,088)	(78,026)

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

5

SRX HEALTH SOLUTIONS INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

		Three Months Ended March 31,		Six Months Ended March 31,
Operating activities	Notes	2025	2024	2025	2024
Net loss		$(14,455)	(7,230)	(20,022)	(12,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		1,284	1,593	2,570	2,892
Interest expense on lease liability	10	127	181	255	313
Deferred tax expense	15	115	(234)	158	(234)
Share-based compensation	19	1,764	888	2,357	2,467
Working capital changes
Trade and other receivables		(1,767)	(2,077)	5,948	(2,438)
Prepaids and other assets		(39)	719	(94)	304
Inventory		649	(12)	2,288	894
Deferred revenue		13	(13)	12	(14)
Trade and other payables		9,969	5,327	6,178	7,361
Income tax payable		397	683	452	601
Net cash flows (used in) from operating activities		(1,943)	(175)	102	(777)

Investing activities
Capital expenditures		227	(1,580)	8	(1,306)
Disposals (Acquisitions)		1,236	(53)	5,220	(4,748)
Purchase of intangible assets		-	-	(2)	-
Net cash (used in) from investing activities		1,463	(1,633)	5,226	(6,054)

Financing activities
Proceeds from long-term borrowings	11	2,309	1,721	2,909	5,826
Repayment of long-term borrowings	11	(760)	(561)	(7,597)	(1,112)
Payment of principal portion of lease liabilities	10	(576)	(667)	(1,155)	(1,523)
Proceeds (repayment) from short term borrowings		(1,114)	395	(202)	3,889
Payments to related parties		-	(238)	-	(2,853)
Redemption of shares	19	(273)	-	(273)	-
Proceeds from share issuance	17	15	-	957	-
Net cash flows (used in) from financing activities		(399)	650	(5,361)	4,227
Net decrease in cash		(879)	(1,158)	(33)	(2,604)
Cash, beginning of period		989	1,364	143	2,810
Cash, end of period		$110	206	110	206

The accompanying notes are an integral part of these Condensed Consolidated Interim Financial Statements

6

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

1.	Corporate information

SRx Health Solutions Inc. and its subsidiaries are together referred to in these consolidated financial statements as “SRx” or the “Company”. The Company was incorporated under the laws of the province of Ontario on April 26, 2022. The Company’s registered head office is 65 Queen Street West, Suite 800, Toronto, Ontario, M5H 2M5. The Company, together with its subsidiaries owns and operates retail pharmacies located throughout Canada. The Company is a Canadian collaborative network of pharmacists and healthcare practitioners engaged in the provision of specialized treatments and integrated support services to Canadians.

Previously, the Company operated under SRx Health Solutions Group and was made up of 24 entities (collectively, the “Group”) each of which was incorporated and operating in Canada, and all either owned directly or indirectly by Mr. Adesh Vora (the controlling “Shareholder”). On September 9th, 2022, there was a reorganization where SRx acquired the Group and as a result the financial statements are presented on a consolidated basis. The controlling Shareholder remains the controlling party after the reorganization.

2.	Basis of Preparation

2.1	Statement of Compliance

The Company’s consolidated financial statements are prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for annual financial reports and accounting principles generally accepted in the United States of America (“GAAP”).

These consolidated financial statements have been prepared on a historical cost basis, unless otherwise stated in the significant accounting policies. These consolidated financial statements are presented in Canadian dollars and all values are rounded to the nearest thousand ($000), except when otherwise indicated.

The Company has prepared the consolidated financial statements on the basis that it will continue to operate as a going concern. Refer to Note 2.3 – Going Concern for more information.

The significant measurement and presentation rules applied to prepare these consolidated financial statements are described below.

2.2	Basis of Consolidation

The consolidated financial statements comprise the financial statements of the Company and entities controlled by the Company. When the Company does not own all of the equity in a subsidiary, the non-controlling interest is disclosed as a separate line item in the consolidated statements of financial position and the earnings accruing to non-controlling interest holders are disclosed as a separate line item in the consolidated statements of operations. The financial results of subsidiaries are included in the consolidated financial statements from the date on which control commences, until the date on which control ceases. Intercompany balances and transactions are eliminated upon consolidation. Control is achieved when the Company is exposed to, or has the right to, variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The Company has prepared the consolidated financial statements on the basis that it will continue to operate as a going concern, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of operations for the foreseeable future.

7

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

2.2	Basis of Consolidation (continued)

The consolidated financial statements include the following entities, which are wholly owned:

Entity name	Principal activity	Province
1093507 B.C Ltd.	Pharmacy	Vancouver, B.C
3788602 Manitoba Ltd.	Pharmacy	Winnipeg, MB
Alberta Specialty Rx Inc.	Pharmacy	Calgary, AB
ConnectRX Inc.	Distribution/Wholesale	Etobicoke, ON
Edmonton SRX Inc.	Pharmacy	Edmonton, AB
Golfview Pharmaceuticals Inc.	Pharmacy	Oakville, ON
Nepean Medical Pharmacy Inc.	Pharmacy	Nepean, ON
Origen Pharmaceuticals Inc.	Rental of warehouses	Milton, ON
Physician’s Clinical Research Inc.	Clinical Trials	Toronto, ON
P.A. Pharmacy Limited (6)	Pharmacy	Prince Albert, SK
RX Solutions Inc.	Pharmacy	Winnipeg, MB
SRX Diagnostics Inc.	Laboratory/ Testing	Etobicoke, ON
SRX Health Initiatives Inc.	Patient support programs	Etobicoke, ON
SRX Holdings NL Inc.	Pharmacy	St. John, NL
SRX Island Holdings Inc. (2)	Pharmacy	Abbotsford, BC
SRX London Inc.	Pharmacy	London, ON
SRX NB Inc.	Pharmacy	Moncton, NB
SRX NS Inc.	Pharmacy	Halifax, NS
SRX Pharma Inc.	Pharmacy	Saskatoon, SK
SRx Solutions Inc.	Patient support programs	Etobicoke, ON
SRX-Kelowna Holdings Inc.	Pharmacy	Kelowna, BC
TH Ellesmere Pharmacy Inc.	Pharmacy	Scarborough, ON
MNV Drugs Inc.	Pharmacy	Mississauga, ON
Ottawa Pharmacy Group Inc.	Pharmacy	Ottawa, ON
PSV Pharmacy Inc.	Pharmacy	Kingston, ON
SRx Toronto Inc.	Pharmacy	Toronto, ON

8

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

2.2	Basis of Consolidation (continued)

Entity name	Principal activity	Province
TDDA SR SMO Inc.	Clinical Trials	Woodbridge, ON
Toronto Digestive Disease Associates Inc.	Clinical Trials	Woodbridge, ON
Trillium Pharmaceuticals Inc.	Pharmacy	Etobicoke, ON
VMD Holdings Inc.	Pharmacy	Regina, SK
SRX Health Ontario Inc. (2)	Ontario Charter Holder (Pharmacy)	Toronto, ON
SRX Health Solutions Inc.	Corporate	Toronto, ON
Pier Health Recreational Centre Ltd (1)	Pharmacy	Vancouver, BC
S. Parsons Pharmacy Ltd (1)	Pharmacy	Red Deer, BC
SRX 101 Inc. (1)	Pharmacy	Calgary, AB
Greg’s Drugs Ltd. (1)	Pharmacy	Medicine Hat, AB
Clearbrook Pharmacy (1987) (2)	Pharmacy	Abbotsford, BC
Garden Park Pharmacy Ltd (2)	Pharmacy	Abbotsford, BC
Niagara Community Pharmacy Ltd. (2)	Pharmacy	Niagara, ON
Elora Apothecary Ltd. (3)	Pharmacy	Elora, ON
Trailside Pharmacy Ltd. (3)	Pharmacy	Fergus, ON
0864009 B.C. Ltd. (4)	Pharmacy	Coquitlam, BC
Vaughan Endoscopy Clinic Inc. (5)	Medical services	Vaughan, ON

(1)	Parsons Pharmacy Ltd, Pier Health Recreational Centre Ltd, SRX 101 Inc. and Greg’s Drugs Ltd were acquired on December 22, 2022, December 23, 2022, January 13, 2023 and March 14, 2023, respectively. Refer to Note 4 Business Combinations for further details.
(2)	On June 9th, 2023, the Company acquired the assets of Clearbrook Pharmacy (1987) and Garden Park Pharmacy Ltd through SRX Island Holdings Inc. On June 26th, 2023, the Company acquired the assets of Niagara Community Pharmacy Ltd through SRx Health Ontario Inc. The assets of Niagara Community Pharmacy Ltd were subsequently sold on October 18, 2024.
(3)	Elora Apothecary Ltd. And Trailside Pharmacy Ltd. were acquired on October 6, 2023. Refer to Note 4 Business Combinations for further details. The assets of Elora Apothecary Ltd. And Trailside Pharmacy Ltd. were subsequently sold on August 31, 2024.
(4)	0864009 B.C. Ltd. was acquired on October 16, 2023. Refer to Note 4 Business Combinations for further details.
(5)	Vaughan Endoscopy Clinic Inc. was acquired on February 29, 2024. Refer to Note 4 Business Combinations for further details.
(6)	The assets of P.A. Pharmacy Limited were sold on December 20, 2024.

2.3	Going concern

These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the ordinary course of business.

As of March 31, 2025 and September 30, 2024, the Company had an accumulated deficit of $107.1 million and $88.9 million, respectively, and working capital deficiency of $87.5 million and $89.0 million, respectively. The Company incurred a net loss of $14.5 million and $20.0 million in the three and six months ended March 31, 2025, respectively. The Company incurred a net loss of $7.2 million and $12.9 million in the three and six months ended March 31, 2024, respectively.

The Company is also subject to certain financial covenants under its debt agreements. As of March 31, 2025 and September 30, 2024, the Company was in violation of these covenants. Refer to Note 11 – Debt for more information. As a result, the debt has been classified as current and the Company is in active discussions with the lender regarding an amendment.

9

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

These conditions—recurring operating losses, negative operating cash flows, working capital deficiency, and potential and actual covenant violations—represent the principal conditions that raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these financial statements are issued.

Management has evaluated these conditions and concluded that, absent additional sources of liquidity or material improvement in the Company’s operating performance, the Company may not be able to meet its obligations as they become due.

To address these uncertainties, management has developed and is actively pursuing the following plans:

●	Seeking to raise additional capital through equity and/or debt offerings;
●	Continuing discussions with existing and potential lenders to restructure or refinance outstanding debt and obtain covenant waivers, if necessary;
●	Implementing cost control measures and operational efficiencies to reduce cash burn;
●	Scaling higher-margin service lines and expanding the Company’s commercial footprint to increase revenue;
●	Evaluating the monetization or divestiture of non-core assets to improve liquidity.

While management believes these actions may provide short-term liquidity and operational improvements, there is no assurance that these plans will be successful or that the Company will be able to obtain the necessary financing or amendments to current financing with covenant violations on acceptable terms. As such, there is a material uncertainty that casts significant doubt on the Company’s ability to continue as a going concern.

These consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty, including adjustments to the carrying values and classifications of assets and liabilities, which could be material should the Company be unable to continue its operations.

3.	Summary of significant accounting policies

(a)	Segment information

Operating segments are defined as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has viewed its operations and manages its business as two reportable segments. The Company’s CODM reviews operating results and makes decisions based on financial information for the “Pharmacy and sale of prescription drugs” segment and the “Clinical trials” segment. All the assets and operations of the Company are in Canada. See Note 16 - Segment information for additional disclosures on segment reporting.

The Company is organized into forty-three operating segments, which include thirty-three pharmacies, two patient support programs, two wholesale entities, one diagnostic lab, one corporate entity, one medical services entity and three clinical trial sites. These operating segments reflect the way financial information is internally reported.

The Company has aggregated these forty-three operating segments into two reportable segments, based on shared economic characteristics including long-term sales volume growth and long-term operating cash flows, as well as similarity in products, production processes, types of customers and methods of distribution. The “Pharmacy and sale of prescription drugs” segment is comprised of thirty-three pharmacies, two patient support programs, two wholesale entities, one corporate entity, one medical services entity and one diagnostic lab and the “Clinical trials” segment is comprised of three clinical trial sites.

(b)	Business combinations and goodwill

Business combinations are accounted for using the acquisition method in accordance with ASC 805. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at fair value at the acquisition date, and the amount of any noncontrolling interest in the acquiree. For each business combination, the Company elects to measure the noncontrolling interest either at fair value or at the noncontrolling interest’s proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.

At the acquisition date, the Company assesses the classification and designation of the financial assets and liabilities assumed based on the contractual terms, economic conditions, and other relevant factors, including embedded derivatives in host contracts.

10

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

Goodwill is initially measured as the excess of the aggregate consideration transferred, the amount of any noncontrolling interest, and the fair value of any previously held equity interest in the acquiree over the fair value of the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired exceeds the total consideration transferred, the Company reassesses the measurement of the net assets and consideration. If the reassessment confirms the excess, a gain is recognized in the consolidated statement of operations.

After initial recognition, goodwill is carried at cost less any accumulated impairment losses. Goodwill is allocated to the Company’s reporting units, which are generally consistent with its operating segments, for the purpose of annual impairment testing or more frequently if impairment indicators exist.

If a portion of a reporting unit is disposed of, goodwill associated with the disposed reporting unit is included in the carrying amount of the operation when determining the gain or loss on disposal. The goodwill allocated to the disposed operation is measured based on the relative fair values of the portion disposed and the portion retained.

(c)	Accounts receivable

Accounts receivable consist of unpaid buyer invoices from the Company’s customers and credit card payments receivable from third-party credit card processing companies. Accounts receivable is stated at the amount billed to customers, net of point of sale and cash discounts. The Company assesses the collectability of all receivables on an ongoing basis by considering its historical credit loss experience, current economic conditions, and other relevant factors. Based on this analysis, an allowance for credit losses is recorded, and the provision is included within SG&A expense.

(d)	Fair value measurement

Fair value is defined under GAAP as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on the assumption that the transaction to sell the asset or transfer the liability takes place either:

●	In the principal market for the asset or liability, or

●	In the absence of a principal market, in the most advantageous market to which the Company has access.

The principal or most advantageous market must be accessible by the Company at the measurement date. Fair value measurements reflect the assumptions that market participants would use when pricing the asset or liability, including assumptions about risk, acting in their economic best interest.

The Company utilizes valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value. These techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

The Company classifies fair value measurements using a three-level hierarchy, which prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable inputs:

●	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.
●	Level 2 – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.
●	Level 3 – Unobservable inputs for the asset or liability that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value on a recurring or nonrecurring basis are categorized within this hierarchy based on the lowest level input that is significant to the fair value measurement in its entirety.

(e)	Revenue recognition

The Company provides specialty healthcare and medical treatment services, including pharmacy services, patient support programs, diagnostic services, and clinical trials. Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

11

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

The Company has concluded that it is the principal in its revenue arrangements, as it controls the specified goods before they are transferred to the customer. The Company does not have significant financing components or material variable consideration in its contracts with customers.

SRx’s main revenue streams include the following:

●	Services provided by pharmacies:
	-	retail pharmacies sell and distributes specialty and traditional prescription medications; and
	-	infusion services.
●	Wholesale/distribution – Distribution of drugs and other medications for affiliated pharmacies and external clients.
●	Clinical trial services – provision of clinical trial services.
●	Testing services – provide testing services to patients.
●	Patient support programs - SRx has multiple agreements with pharmaceutical companies for co-payment support and bridge medication to provide initial medication to patients free of charge while waiting for coverage decision and in the expectation that the patient will be approved for coverage at a later date, or to bridge a gap during renewal or patient insurance coverage changes, and compassionate products for patients with no public or private coverage and have been denied private or public insurance coverage within programs specified by pharmaceutical companies. The Company receives consideration for administering patient support programs from pharmaceutical companies.

The Company recognizes revenue related to services provided by pharmacies at the time the customer takes possession of the product or service. For retail pharmacy sales, each prescription claim has its own arrangement with the customer and is a performance obligation, separate and distinct from other prescription claims. The Company recognizes revenue related to products provided by wholesale and distribution at the time the pharmacy customer takes possession of the product. Revenue recognition for infusion services provided by the Company’s medical clinics occurs as services are provided to patients for each infusion service. Customer returns are not material to the Company’s operating results or financial condition. Sales taxes are not included in revenues.

For retail pharmacy and infusion services, a significant portion of revenue is reimbursed by third-party payors, including pharmacy benefit managers (“PBMs”), private insurers, and government programs. The Company recognizes revenue when control of the product or service has transferred to the customer (generally upon delivery or service completion), and collection is probable. Estimates of variable consideration, including contractual allowances, co-payments, and reimbursement adjustments, are considered based on historical experience and current contract terms. Receivables related to insurance claims are recorded as accounts receivable and are monitored for collection and valuation based on the Company’s experience with each payor class.

For services provided through clinical studies, revenue is recognized based on attaining pre-defined procedures that are outlined in the agreements with the Company’s customers. At the commencement of a clinical trial study, an agreement is signed that clearly outlines the procedures that the Company must complete over the life of a study. An ongoing, internal assessment is performed to determine the point at which the Company completes a contractual procedure. Revenue is recognized at that time, as each procedure is an individual performance obligation within the agreement and is not dependent on subsequent procedures in order to collect revenues.

Patient support program revenue is recognized upon invoicing the client (i.e., pharmaceutical companies) on a monthly basis for services provided in the month. The Company provides a detailed breakdown of all services completed and pre-approved reimbursable expenses.

During the three and six months ended March 31, 2025 and 2024, revenues attributed to infusion services, consulting services, testing services, clinical trial services, or patient support programs were not material.

(f)	Government grants

The Company’s government grants reflect compensation received from various provincial and national bodies related to COVID-19 support. Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, it is recognized as other income on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expensed.

12

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

(g)	Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (DTAs) and deferred tax liabilities (DTLs) for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.

We recognize DTAs to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carry back potential if permitted under the tax law, and results of recent operations. If we determine that we would be able to realize our DTAs in the future in excess of their net recorded amount, we would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

(h)	Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset, including costs incurred to prepare the asset for its intended use.

The Company estimates the depreciation of property and equipment to be calculated based on the straight-line method using the estimated useful life of the assets, unless otherwise specified:

Computer equipment	3 years
Furniture and fixtures	5 years
Medical equipment	5 years
Building	20 years
Automobiles	5 years
Signs	10 years
Leasehold improvements	Lesser of 10 years and Term of lease

Subsequent costs are included in the asset’s carrying amount or are recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably. Repairs and maintenance costs are charged to the consolidated statement of operations during the period in which they are incurred.

An item of property and equipment and any significant part initially recognized is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statements of operations when the asset is derecognized.

Depreciation methods, useful lives and residual values are reviewed annually and are adjusted for prospectively, if appropriate. The change was made to better align the pattern of amortization expense with the expected economic benefit of the assets. This change in estimate was applied prospectively in accordance with ASC 250, Accounting Changes and Error Corrections. The impact of this change was immaterial to the consolidated financial statements.

(i)	Intangible assets

Intangible assets acquired are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any. The estimated useful lives, residual values, and amortization methods for intangible assets are reviewed annually, or more frequently if indicators of impairment exist, and are adjusted prospectively if appropriate.

The Company estimates amortization to be calculated based on the straight-line method using the estimated useful life of the assets as follows:

Computer software	3 years
Domain (website)	3 years
Charter license	10 years
Customer lists	5 years

(j)	Leases

The Company assesses at contract inception whether a contract is, or contains, a lease in accordance with ASC 842, Leases. A contract is considered a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Company as a lessee

The Company recognizes a right-of-use (ROU) asset and a corresponding lease liability at the lease commencement date for all leases, except for short-term leases (i.e., leases with a term of 12 months or less) for which the Company has elected the short-term lease exemption.

Right-of-use assets

ROU assets are initially measured at the amount of the lease liability, adjusted for lease payments made at or before the commencement date, initial direct costs incurred, and any lease incentives received. ROU assets are subsequently measured at cost less accumulated amortization and accumulated impairment losses, if any, and are adjusted for certain remeasurements of the related lease liability.

ROU assets are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset, unless the lease transfers ownership of the underlying asset to the Company or contains a purchase option that is reasonably certain to be exercised. In such cases, amortization is based on the estimated useful life of the underlying asset. Typical estimated useful lives are as follows:

Buildings	3 to 10 years
Medical equipment	3 to 5 years

If ownership of the leased asset transfers to the Company at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.

ROU assets are reviewed for impairment in accordance with the Company’s policy for non-financial assets.

Lease liabilities

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include the value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable.

In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable.

After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. Lease liabilities are remeasured when there is a modification to the lease agreement, a change in the lease term, a change in lease payments resulting from a change in an index or rate, or a reassessment of the likelihood of exercising a purchase, renewal, or termination option.

For operating leases, the Company recognizes lease expense on a straight-line basis over the lease term, which is included in general and administrative expenses in the consolidated statements of operations. For finance leases, amortization of the ROU asset and interest expense on the lease liability are presented separately in the consolidated statements of operations.

13

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

(k)	Impairment of non-financial assets

Long-lived assets

Property and equipment, intangible assets subject to amortization, right-of-use assets, and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset (or asset group) may not be recoverable. The impairment evaluation is performed at the asset group level, which is the lowest level for which identifiable cash flows are largely independent.

Impairment testing of long-lived assets is performed in accordance with ASC 360 and involves a two-step process:

●	Step 1: Recoverability is assessed by comparing the carrying amount of the asset (or asset group) to the estimated undiscounted future cash flows expected from its use and eventual disposition.

●	Step 2: If the carrying amount exceeds the undiscounted cash flows, the asset (or asset group) is considered not recoverable, and the Company then estimates its fair value, typically using discounted cash flow (DCF) techniques. An impairment loss is recognized for the amount by which the carrying amount exceeds the estimated fair value.

Goodwill

Goodwill is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that it may be impaired, in accordance with ASC 350. The impairment test is performed at the reporting unit level.

The Company may first perform a qualitative assessment (“Step 0” test) to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. This qualitative assessment considers factors such as macroeconomic conditions, industry trends, operating performance, and other relevant events.

If the Company determines that it is more likely than not that the fair value is less than the carrying amount, or if the Company bypasses the qualitative assessment, a quantitative impairment test is performed. This involves comparing the fair value of the reporting unit to its carrying amount, including goodwill. If the carrying amount exceeds the fair value, a non-reversible impairment loss is recognized, limited to the amount of goodwill allocated to that reporting unit.

(l)	Financial Instruments

Recognition and derecognition

Financial instruments are recognized in the consolidated statements of financial position when the Company becomes a party to the contractual obligations of the instrument. On initial recognition, financial instruments are recognized at their fair value, and in the case of financial liabilities not at fair value through profit or loss (“FVTPL”), net of transaction costs that are directly attributable to the issue of such financial liabilities.

Financial assets are subsequently derecognized when payment is received in cash or other financial assets or if the debtor is discharged of its liability. A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When the terms of the liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the consolidated statements of operations.

Classification

Subsequent to initial recognition, financial instruments are measured according to the category to which they are classified. All of the Company’s financial instruments are classified and measured at amortized cost or fair value.

The classification of financial asset and liabilities is driven by the Company’s business model for managing the assets or liabilities and their contractual cash flow characteristics. Financial assets that are held to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. All of the Company’s financial assets and financial liabilities are measured at amortized cost, as the Company does not have any financial assets or liabilities held for trading.

Impairment

The Company does not have purchased credit-deteriorated financial assets. The Company recognizes an allowance for credit losses on financial assets measured at amortized cost, including trade and other receivables.

For trade and other receivables, the Company applies the current expected credit loss (CECL) model, which requires recognition of lifetime expected credit losses at the time the asset is recognized. The Company estimates expected credit losses using a combination of historical loss experience, current conditions, and reasonable and supportable forecasts, including relevant macroeconomic factors.

The allowance for credit losses is presented as a contra asset, and the carrying amounts of financial assets are presented net of the related allowance in the consolidated balance sheets.

14

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

(m)	Inventory

Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average basis. Cost includes all direct expenditures and other appropriate costs incurred in bringing inventory to its present location and condition, net of consideration received from vendors. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling expenses. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, shrinkage, or declining selling prices. Write downs to inventory are non-reversible even when circumstances that previously caused inventories to be written down below cost no longer exist. The Company records consideration received from suppliers as a reduction to the cost of inventory. These amounts are recognized in cost of sales when the associated inventory is sold.

(n)	Convertible Debt

The Company accounts for convertible debt instruments in accordance with ASC 470, Debt, and ASU 2020-06, which eliminated the requirement to separately account for embedded conversion features as equity when certain criteria are met. As such, convertible debt instruments that do not require separate derivative accounting under ASC 815 are accounted for entirely as liabilities and recorded at amortized cost. Debt issuance costs are capitalized and amortized to interest expense over the term of the instrument using the effective interest method. Upon conversion, the carrying amount of the debt is reclassified to equity with no gain or loss recognized. If a convertible instrument contains an embedded feature that does not qualify for the equity scope exception, it is accounted for separately as a derivative liability at fair value with changes recognized in earnings.

(o)	Share-Based Compensation

The Company maintains a Long-Term Omnibus Compensation Plan (the “Omnibus Plan”) under which it may grant stock options and restricted stock units (“RSUs”) to directors, officers, employees, and consultants. The Board of Directors administers the Omnibus Plan and is responsible for determining the eligibility of participants and the specific terms of each award, including vesting conditions, exercise prices, and expiration dates.

Under the terms of the Omnibus Plan, the aggregate number of common shares issuable pursuant to outstanding and future awards is limited to 10% of the Company’s issued and outstanding common shares at any given time. Awards that expire, are canceled, or are otherwise forfeited are returned to the plan pool and may be reissued under future grants. Each RSU entitles the holder to receive one common share upon vesting. Stock options, when granted, entitle the holder to purchase one common share per option at a fixed exercise price and may be exercised following vesting until their expiry. Awards under the plan do not carry voting or dividend rights prior to settlement.

In accordance with Accounting Standards Codification (“ASC”) 718 – Compensation—Stock Compensation, the Company measures share-based compensation cost at the fair value of the award on the grant date. For RSUs, fair value is based on the market price of the Company’s common shares on the date of grant. Compensation expense is recognized on a grade vesting basis over the requisite service period of the award, which typically ranges from 3 months to 2 years. The Company accounts for forfeitures as they occur.

Share-based compensation expense is included in general and administrative expenses in the consolidated statement of operations. No stock options were granted during either period.

(p)	Significant accounting judgments, estimates and assumptions

The preparation of the consolidated financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis.

Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical judgments in applying accounting policies that have the most significant effects on the amounts recognized in the consolidated financial statements is as follows:

●	Inventory

Inventories are carried at the lower of cost and net realizable value, which requires the Company to utilize estimates related to fluctuations in shrinkage, retail prices and shelf life. At each reporting date, the Company reviews its inventory and determines if a reserve is required for inventory.

15

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

●	Determination of asset groups for the purpose of impairment tests

The determination of asset groups for the purposes of impairment testing requires judgement when determining the lowest level for which identifiable cash flows are largely independent of other assets and liabilities. The Company evaluates how assets are used in operations and how cash flows are generated and monitored by management to determine appropriate asset groupings. These judgments can affect the timing and amount of impairment charges recognized in the consolidated financial statements. Management has determined that the Company’s asset groups consist of the combined pharmacy locations that make up the pharmacy and sale of drugs operations, and the entities engaged in clinical trial services.

●	Impairment of non-financial assets

The Company evaluates non-financial assets, including goodwill, intangible assets, property and equipment, and right-of-use assets, for impairment in accordance with GAAP.

Goodwill and indefinite-lived intangible assets are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired, in accordance with ASC 350, Intangibles—Goodwill and Other. The Company performs its annual impairment test for goodwill at the reporting unit level, which management determines based on judgment, considering how the business is managed and where discrete financial information is available.

Long-lived assets, including finite-lived intangible assets, property and equipment, and right-of-use assets, are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable, in accordance with ASC 360, Property, Plant, and Equipment. Recoverability is assessed by comparing the carrying amount of the asset (or asset group) to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds the estimated future undiscounted cash flows, an impairment loss is recognized for the amount by which the carrying amount exceeds the asset’s fair value.

Estimating future cash flows requires significant judgment by management, particularly regarding assumptions related to future operating performance, market conditions, and the selection of appropriate discount rates. Actual results may differ from those estimates, potentially resulting in material changes to the carrying amount of these assets in future periods.

●	Intangible assets, goodwill and business combinations

The Company accounts for business combinations using the acquisition method. This involves the allocation of the costs of an acquisition to the underlying net assets acquired based on their estimated fair values. As part of this allocation process, management identifies and attributes values to the acquired intangible assets and any resulting goodwill. These determinations involve significant estimates and assumptions regarding cash flow projections, economic risk and discount rates. Management also exercises judgement in determining the estimated useful lives of intangible assets.

●	Business combination versus asset acquisition

Judgment is used in determining whether an acquisition is a business combination or an asset acquisition. The assessment required management to assess the inputs, processes and outputs of the Company acquired at the time of acquisition. Pursuant to the assessment, the transaction was considered to be a business combination and estimate of fair value of the consideration paid was allocated to the identifiable assets acquired with the remaining value allocated to goodwill (Note 4).

●	Reportable segments

The Company uses judgment in assessing the criteria used to determine the aggregation of operating segments. The Pharmacy and sale of prescription drugs segment consists of several operating segments comprised primarily of pharmacies, wholesale distribution of drugs and other medications, patient support programs and a diagnostic lab.

The Company considered the quantitative thresholds, including revenue, profit or loss, and assets, in determining its reportable segments. Based on both the quantitative analysis and the qualitative factors described below, the Company has determined that it has two reportable segments.

The Company has aggregated its Pharmacy and sale of prescription drugs segment on the basis of their similar economic characteristics, customers and nature of products. This similarity in economic characteristics reflects the fact that the entities in the Company’s Pharmacy and sale of prescription drugs segment operate primarily in Canada and are therefore subject to the same economic market pressures and regulatory environment. The entities in the Company’s Pharmacy and sale of prescription drugs segment are subject to similar competitive pressures such as price and product innovation and assortment from existing competitors and new entrants into the marketplace. The Pharmacy and sale of prescription drugs segment customer profile is primarily individuals who are purchasing specialty drugs and related health services. The aggregation of the Pharmacy and sale of prescription drugs segment reflects the nature and financial effects of the business activities in which the Company engages and the economic environment in which it operates. The Company aggregates Pharmacies acquired through business combination within its Pharmacy and sale of prescription drugs segment. In addition, the Company has aggregated the three clinical trial sites into one reportable segment, the Clinical trial segment. The Company therefore has two reportable segments.

16

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

(q)	New accounting standards

Recently adopted

In November 2023, FASB issued Accounting Standards Update ASU 2023-07, Segment Reporting, establishing improvements to reportable segments disclosures to enhance segment reporting under Topic 280. This ASU aims to change how public entities identify and aggregate operating segments and apply quantitative thresholds to determine their reportable segments. This ASU also requires public entities that operate as a single reportable segment to provide all segment disclosures in Topic 280, not just entity level disclosures. The guidance is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024 and the amendments should be applied retrospectively to all periods presented in the financial statements. The new standard did not have a material impact on the consolidated financial statements for the three and six months ended March 31, 2025. See Note 18 - Segment information for additional disclosures on segment reporting.

4.	Business Combinations

Acquisition of pharmacies

There were no business combinations for the three and six months ended March 31, 2025.

The following table summarizes the preliminary fair value of the assets and liabilities acquired in business combinations for the three and six month period ended March 31, 2024:

	Elora Apothecary Ltd.	Trailside Pharmacy Ltd.	0864009 B.C. Ltd.	Vaughan Endoscopy Clinic Inc.	Total - $
Total consideration transferred:
Cash consideration	1,559	741	2,395	-	4,695
Share consideration	150	150	250	-	550
Liabilities assumed	-	-	-	250	250
Total consideration	1,709	891	2,645	250	5,495
Assets
Cash	1	1	-	3	5
Accounts receivable	74	43	33	2	152
Inventories	139	91	84	-	314
Prepaid and other assets	14	21	227	37	299
Property and equipment	7	108	-	36	151
Right-of-use assets	98	810	140	515	1,563
Intangible assets (1)	793	265	1,132	-	2,190
Liabilities
Trade and other payables	(176)	(101)	(174)	(3)	(454)
Deferred tax liability	(205)	-	(292)	-	(497)
Lease liabilities	(98)	(810)	(140)	(515)	(1,563)
Net assets assumed	647	428	1,010	75	2,160

Goodwill	1,062	463	1,635	175	3,335

(1) Intangible assets primarily consist of the customer list acquired in the business combination.

17

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

Acquisition of Elora Apothecary Ltd.

On October 6, 2023, the Company acquired the shares of Elora Apothecary Ltd. (“Elora”) as a business combination.

Elora is a retail pharmacy, located in Elora, ON, that provides customers with adequate prescription medications and other health related products and services.

The total purchase price consisted of cash consideration of $1,559 and 18,750 common shares of the Company with a fair value of $150.

The excess of the purchase price over the net identifiable assets acquired and the liabilities assumed resulted in goodwill of $1,062, which is largely attributable to the assembled workforce acquired and the synergies from combining operations. Goodwill will not be deductible for tax purposes.

From the date of acquisition, Elora contributed $981 of revenue and $41 to income before income taxes during the six-month period ended March 31, 2024.

If the acquisition had taken place at the beginning of the period, revenue would have been $933 and income before income taxes would have been $42.

Acquisition of Trailside Pharmacy Ltd.

On October 6, 2023, the Company acquired the shares of Trailside Pharmacy Ltd. (“Trailside”) as a business combination.

Trailside is a retail pharmacy located in Fergus, ON, that provides customers with adequate prescription medications and other health related products and services..

The total purchase price consisted of cash consideration of $741 and 18,750 common shares of the Company with a fair value of $150.

The excess of the purchase price over the net identifiable assets acquired and the liabilities assumed resulted in goodwill of $463, which is largely attributable to the assembled workforce acquired and the synergies from combining operations. Goodwill will not be deductible for tax purposes.

From the date of acquisition, Trailside contributed $725 of revenue and $(125) to loss before income taxes during the six-month period ended March 31, 2024.

If the acquisition had taken place at the beginning of the period, revenue would have been $693 and loss before income taxes would have been $(126).

The assets of Elora and Trailside were subsequently sold on August 31, 2024 for a total sale price of $1.8 million plus inventory, resulting in a loss of $543 which is included in other expenses on the consolidated statement of operations.

Acquisition of 0864009 B.C. Ltd.

On October 16, the Company acquired the shares 0864009 B.C. Ltd. (“Mediglen”) as a business combination.

Mediglen is a retail pharmacy, located in Coquitlam, BC, that provides customers with adequate prescription medications and other health related products and services. The acquisition of Mediglen compliments and is in line with the Company’s growth strategy.

The total purchase price consisted of cash consideration of $2,395 and 31,250 common shares of the Company with a fair value of $250.

The excess of the purchase price over the net identifiable assets acquired and the liabilities assumed resulted in goodwill of $1,635, which is largely attributable to the assembled workforce acquired and the synergies from combining operations. Goodwill will not be deductible for tax purposes.

From the date of acquisition, Mediglen contributed $921 of revenue and $59 to income before income taxes during the six-month period ended March 31,2024.

If the acquisition had taken place at the beginning of the period, revenue would have been $912 and income before income taxes would have been $26.

18

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

Acquisition of Vaughan Endoscopy Clinic Inc.

On February 29, 2024, the Company acquired the shares Vaughan Endoscopy Clinic Inc. (“VEC”) as a business combination.

VEC is a medical clinic, located in Vaughan, ON, that offers patients endoscopy and other health related services. The acquisition of VEC compliments and is in line with the Company’s growth strategy.

The total purchase price consisted of total consideration of $250.

The excess of the purchase price over the net identifiable assets acquired and the liabilities assumed resulted in goodwill of $175, which is largely attributable to the assembled workforce acquired and the synergies from combining operations. Goodwill will not be deductible for tax purposes.

From the date of acquisition, VEC contributed $68 of revenue and $12 to income before income taxes during the six-month period ended March 31, 2024.

If the acquisition had taken place at the beginning of the period, revenue would have been $135 and income before income taxes would have been $12.

5.	Trade and other receivables

	March 31, 2025	September 30, 2024
Receivables from third-party customers	$2,212	$5,704
Other receivables	4,001	3,895
Sales and income tax receivables	472	3,203
Less: Allowance for current expected credit losses (“CECL”)	(104)	(273)
	$6,581	$12,529

Trade receivables are non-interest bearing and are generally on terms of 30 to 60 days. There are no receivables due from third party customers that are past due, and not impaired at each reporting date. Set out below are the changes in the CECL during each year.

	March 31, 2025	September 30, 2024
Opening ECL balance	$273	$473
Less: Removal of accounts receivables	(273)	(473)
Plus: Provision for CECL	104	273
	$104	$273

19

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

6.	Inventory

Inventories are summarized as follows:

	March 31, 2025	September 30, 2024
Finished goods	$2,263	$4,551
Less: provision for slow moving items	-	-
	$2,263	$4,551

7.	Property and equipment

Property and equipment consist of the following:

	March 31, 2025	September 30, 2024
Computer equipment	2,103	2,281
Furniture and fixtures	801	815
Medical equipment	1,445	1,740
Automobiles	72	194
Buildings	-	3,097
Leasehold improvements	5,833	6,959
Signs	33	51
Total fixed assets	10,287	15,137
Accumulated depreciation	(5,782)	(6,990)
Fixed assets, net	$4,505	$8,147

Depreciation expense was $265 and $503 for the three and six months ended March 31, 2025, respectively. Depreciation expense was $280 and $549 for the three and six months ended March 31, 2024, respectively.

8.	Intangible Assets

	March 31, 2025
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Computer software	$351	$(299)	$52
Domain/website	3	(2)	1
Customer lists	9,793	(4,322)	5,471
Charter license	1,256	(312)	944
Total intangible assets	$11,403	$(4,935)	$ 6,468

	September 30, 2024
	Gross Carrying Amount	Accumulated Amortization	Impairment Loss	Net Carrying Amount
Computer software	$389	$(321)	$-	$68
Domain/website	3	(2)	-	1
Customer lists	14,611	(4,081)	(2,141)	8,389
Charter license	1,256	(257)	-	999
Total intangible assets	$16,259	$(4,661)	$(2,141)	$9,457

Amortization expense was $538 and $1,112 for the three and six months ended March 31, 2025, respectively. Amortization expense was $819 and $1,392 for the three and six months ended March 31, 2024, respectively.

20

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

The estimated future amortization of intangible assets is as follows:

March 31, 2025 – September 30, 2025	$847
2026	1,694
2027	1,694
2028	1,694
2029	1,694
Thereafter	3,128
Total	$10,751

During the year ended September 30, 2024, the Company recognized an impairment loss of $2.1 million related to customer list intangible assets acquired through prior business combinations. The customer lists were tested for impairment prior to goodwill testing using the income approach, specifically a discounted cash flow (DCF) method. The impairment was the result of a decline in the estimated fair value of the customer lists below their carrying amount, based on updated projections of future cash flows attributable to customer relationships and the application of a discount rate reflecting current market conditions and entity-specific risks. The impairment charge is included in the consolidated statement of operations and relates to the Pharmacy and Prescription Drug Sales reporting unit. No impairment was recognized during the three and six months ended March 31, 2025.

9.	Goodwill

The change in the carrying amount of goodwill is summarized as follows:

	March 31, 2025	September 30, 2024
Beginning balance	$-	$25,101
Disposals	-	(1,526)
Acquisitions	-	3,335
Impairment expense	-	(26,910)
Ending balance	-	-

The Company allocates goodwill to its Pharmacy and Prescription Drug Sales reporting unit, which includes multiple operating segments primarily consisting of retail and specialty pharmacies, wholesale distribution of pharmaceuticals, patient support programs, and a diagnostic laboratory.

The impairment was primarily driven by significant adverse changes in expected future cash flows resulting from the Company’s loss of a key contract during the fourth quarter of fiscal 2024, which materially reduced projected revenue for the Pharmacy and Prescription Drug Sales reporting unit. The contract, which accounted for a substantial portion of the reporting unit’s revenue base, was not renewed due to changes in customer procurement strategy. In addition, challenging industry dynamics, including increased pricing pressure from payors and reduced reimbursement rates, contributed to lower long-term growth expectations and operating margin forecasts. These factors, combined with a higher discount rate reflecting increased market volatility and risk specific to the Company’s sector, resulted in a decrease in the estimated fair value of the reporting unit below its carrying amount, triggering the goodwill impairment.

As of September 30, 2024, the Company performed a quantitative goodwill impairment test for this reporting unit in accordance with ASC 350, Intangibles—Goodwill and Other. The fair value of the reporting unit was estimated using a discounted cash flow (DCF) analysis under the income approach. Based on the results of this analysis, the carrying amount of the reporting unit exceeded its fair value, resulting in a goodwill impairment charge of $26,910 for the year ended September 30, 2024, which has been recognized in the consolidated statement of operations.

10.	Leases

The Company has lease contracts for various buildings used in its operations. Leases of buildings generally have lease terms between 3 and 10 years. The Company applied incremental borrowing rates that ranged from 1.39% to 8.68% for respective leases. The Company’s obligations under its leases are secured by the lessor’s title to the leased assets. The Company has several lease contracts that include extension and termination options. These options are negotiated by management to provide flexibility in managing the leased-asset portfolio and align with the Company’s business needs. Management exercises significant judgement in determining whether these extension and termination options are reasonably certain to be exercised.

21

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

ROU assets and lease liabilities consist of the following:

	March 31, 2025	September 30, 2024
Operating lease assets	$6,420	$9,412

Current operating lease liabilities	$1,589	$1,985
Non-current operating lease liabilities	5,265	7,596
Total Operating lease liabilities	$6,854	$9,581

Total lease costs for the three and six months ended March 31, 2024 and 2025 were:

	Three Months ended		Six Months ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Operating lease cost	581	591	1,160	1,150
Variable lease cost	3	46	6	93
Total lease cost	584	637	1,166	1,243

Approximate aggregate annual lease payments as of March 31, 2025:

Year	Operating Leases
April 1 – September 30, 2025	1,059
2026	1,885
2027	1,673
2028	1,259
2029	873
Thereafter	1,546

Total	$8,295
Less: Imputed interest	(1,441)

Present value of net lease payments	$6,854

The following table includes supplemental lease information as at March 31, 2025:

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$557
Weighted average remaining lease term (in years)
Operating leases	5.03
Weighted average discount rate
Operating leases	7.55%

22

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

11.	Debt

Short-term borrowings

	As at March 31, 2025	As at September 30, 2024
Revolving line of credit	4,750	4,803
Bank indebtedness	67	216
Total	4,817	5,019

Revolving line of credit

Separately, in September 2023, the Company entered into a revolving line of credit agreement with Canadian Western Bank (“CWB”) that permits borrowings up to $5.0 million at a variable interest rate equal to the bank’s prime rate plus 1.5% per annum. Interest is payable monthly, and the Company may repay and reborrow amounts at its discretion, subject to the terms of the facility. As of March 31, 2025 and September 30, 2024, $4.8 million was outstanding under the CWB line of credit. Accrued interest was not material as of March 31, 2025 and September 30, 2024. The facility is unsecured and contains no financial covenants.

Revolving Loan – Better Choice

On September 20, 2024, the Company entered into a revolving credit facility (“Promissory Note”) with Better Choice whereby the Company may borrow, repay, and reborrow in accordance with the terms set out in the Promissory Loan Agreement, not to exceed $750,000 (USD) at any time outstanding with an interest rate of 12% per annum. The Promissory Note was subsequently amended on December 31, 2024 to allow for the borrowing of an additional $720,000 at a new interest rate of 11% per annum. The Promissory Note is personally guaranteed by Adesh Vora, CEO of the Company. The agreement contains no financial or non-financial covenants.

The Borrower shall make payments of principal in accordance with the Repayment Schedule set forth in the agreement. Interest under the Promissory Note shall be due and payable in monthly installments until the Promissory Note matures on March 20, 2025.

	As at March 31, 2025	As at September 30, 2024
Better Choice Revolving Loan	2,679	-
Total	2,679	-

There was $2,679 outstanding principal as of March 31, 2025 and accrued interest of $202 is included within current liabilities as of March 31, 2025. There was no outstanding principal as of September 30, 2024 and accrued interest of $5 is included within current liabilities as of September 30, 2024.

Term Facilities

Prior to September 18, 2023, the Company entered into senior secured term facilities with CWB Financial Limited (“CWB”) for a select number of its pharmacy locations. Under the terms of the facility with CWB the Company must maintain a minimum Debt Service Coverage ratio of at least 1.30x. The Debt Service Coverage ratio is based on the combined results for 1093507 B.C. Ltd., Alberta Specialty Rx Inc., ConnectRX Inc., Trillium Pharmaceuticals, Nepean Medical Pharmacy Inc., and two other associated corporations of the Company. On September 18, 2023, the Company refinanced its existing senior secured term debt with CWB under SRx Health Solutions Inc. Under the terms of the facility with CWB the Company must maintain a Senior Funded Debt to Adjusted EBITDA of less than 4.0x and a Fixed Charge Coverage Ratio of greater than 1.0x. As at March 31, 2025 and September 30, 2024, the Company is not in compliance with the covenants and as a result the entire CWB loan is classified as a current liability. The terms of these facilities have been summarized below.

	Nominal amount	Interest rate	Maturity	As at March 31, 2025	As at September 30, 2024
	$	%		$	$
CWB Financial Limited	40,783	8.78%	September 2027	31,768	38,817
CWB Financial Limited	2,058	9.21%	October 2027	1,973	2,008
CWB Financial Limited	1,968	8.67%	November 2027	-	513
Total				33,741	41,338

23

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

Other borrowings

	Nominal amount	Interest rate	Maturity	As at March 31, 2025	As at September 30, 2024
	$	%		$	$
CEBA loans	1,060	5%	December 2026	940	940
Macdonald DND Site Development LP	1,308	3%	September 2024	-	971
Meridian OneCap	42	6%	November 2027	-	42
Arbinder Sohi	300	12%	On demand	200	300
Total				1,140	2,253

The Company applied to CEBA (Canadian Emergency Business Account) program which is a government assistance program in the form of interest-free loans provided to small businesses during a period of revenue reduction due to COVID-19. The Company did not repay the loans by the original maturity date of January 19, 2024, and the loans now have a maturity date of December 31, 2026 and bear an interest rate at 5% per annum.

The following outlines the current and long-term portion of the term facilities during the year:

	As at March 31, 2025	As at September 30, 2024
Current portion of long-term borrowings	$36,620	$42,651
Long-term portion	940	940
Total	37,560	43,591

12.	Convertible debentures

The amount of convertible debentures recorded during the year is composed of the following:

	Nominal amount	Interest rate	Maturity	As at March 31, 2025	As at September 30, 2024
	$	%		$	$
Convertible debentures	1,239	15.0%	November 29, 2024	196	1,039
Better Choice Company Inc. convertible promissory note	1,973	25.0%	November 14, 2024	1,973	1,973
Convertible debentures	600	10%	January 2, 2025	600	-
Convertible debentures	743	8%	August 31, 2025	743	-
Total				3,512	3,012

The convertible debentures are automatically converted to equity at a 15% discount to the price per security issued at the time of an Initial Public Offering or liquidity event if this event occurs prior to the maturity date of December 31, 2023. The interest and principal is payable on maturity if a liquidity event has not occurred.

On December 31, 2023, the maturity date of the convertible debentures was extended to July 31, 2024, with the exception of $150 in principal plus accrued interest that was repaid. On December 31, 2023 the interest rate was increased to 15% per annum from 5% per annum. This increase was applied retroactively from the date the cash was received. Additional amendments were provided to convertible debenture holders that further extended the maturity date. On November 29, 2024, convertible debentures with principal amounts $651 plus accrued interest of $188 were converted to common shares. On February 28, 2025, convertible debentures worth $192 plus accrued interest of $61 were converted to common shares.

During the 6-months ended March 31, 2025, the Company issued an additional $1,343 in convertible debentures. The convertible debentures are converted to equity at a 115% of the principal amount plus accrued interest at the holders’ option.

On August 15, 2024, Better Choice Company Inc. (“BTTR”) entered into a convertible promissory note agreement with the Company in the amount of $1.97 million Canadian dollars (approximately $1.45 million U.S. dollars). Under the terms of the agreement, the note becomes due and payable upon the earliest occurrence of several conditions. These include the failure to enter into a definitive agreement providing for a business combination between BTTR and the Company on or before November 14, 2024; the occurrence of an event of default under the terms of the agreement; or, in the event that a definitive agreement is entered into prior to November 14, 2024, the earlier of two business days following the closing of such business combination or the termination of the definitive agreement.

24

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

The convertible promissory note includes a provision granting BTTR the right, at its sole discretion and only upon the occurrence of an event of default, to convert all or a portion of the outstanding principal and any accrued but unpaid interest into common shares of the Company. In the event of such conversion, the outstanding amount is multiplied by three and divided by the conversion price. The conversion price is defined as the lower of (a) the fair market value of the Company’s common shares as determined by an independent appraisal firm or (b) the per-share value calculated based on a total equity valuation of the Company of $8.0 million.

As of March 31, 2025, no event of default had occurred and no definitive agreement had been executed or terminated. Accordingly, the note remains outstanding in accordance with its original terms. The Company has assessed the fair value of the convertible promissory note in accordance with applicable GAAP guidance under ASC 820. Given the proximity of the note’s issuance date to the Company’s fiscal year-end and the absence of any changes in market conditions, credit risk, or contractual provisions, management has concluded that the carrying value of the note approximates its fair value as of March 31, 2025.

The Company has issued each convertible debentures and a convertible promissory note, which represent hybrid financial instruments comprised of a host liability and an embedded conversion feature. In accordance with GAAP, the Company evaluated whether the embedded conversion features required bifurcation and separate accounting under the guidance in ASC 815, Derivatives and Hedging.

The Company evaluated the embedded conversion features and determined they were clearly and closely related to the host debt and therefore not subject to bifurcation. Accordingly, the Company did not separate these embedded features as derivatives. No fair value option was elected.

Accordingly, the convertible debentures and the convertible promissory note are accounted for as single financial liabilities. Upon initial recognition, the instruments are recorded at their transaction price, which approximates fair value.

13.	Revenue

The Company’s disaggregated revenue is as follows:

	Three months ended March 31,		Six months ended March 31,
	2025	2024	2025	2024
Revenue recorded at point in time
Services provided by pharmacy
Retail pharmacy	$12,623	$47,698	$37,814	$98,124
Infusion services	351	355	731	702
Wholesale distribution of drugs and other medications	7	185	42	414
Patient support program	356	244	760	497
Clinical trials	430	390	817	652
Specialty clinics	201	-	381	-
Other service revenue	1,032	64	1,283	398

Total revenue	$15,000	$48,936	$41,828	$100,787

14.	Segment information

The Company evaluated its operating segments in accordance with ASC 280, “Segment Reporting” and determined it operates as two reportable segments, as follows:

►	Pharmacy and sale of prescription drugs from which revenues is composed of prescription and Over the Counter (OTC) as well as infusion services and other consultancy services.
►	Clinical trials, which relates to clinical trial research with the industry and healthcare community to advance therapeutic treatment options.

The Board of Directors is the CODM and monitors the operating results of its business units separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on profit or loss and is measured consistently with profit or loss in the consolidated financial statements. The Company’s financing (including finance costs, finance income and other income) and income taxes are managed on a Company basis and are not allocated to operating segments.

25

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

The accounting policies of the segments are consistent with those described in Note 3 - Summary of Significant Accounting Policies.

Three months ended March 31, 2025	Pharmacy and sale of prescription drugs	Clinical trials	Consolidated
Revenue
Revenue from external sources	$14,570	$430	$15,000
Total revenue	14,570	430	15,000
Expenses
Cost of sales	10,390	65	10,455
General and administrative	16,300	227	16,527
Depreciation and amortization	798	2	800
Finance costs	1,456	1	1,457
Income taxes	395	-	395
Deferred tax (recovery)	117	(2)	115
Other expense (income)	(298)	4	(294)
Segment loss	(14,588)	133	(14,455)

Six months ended March 31, 2025	Pharmacy and sale of prescription drugs	Clinical trials	Consolidated
Revenue
Revenue from external sources	$41,011	$817	$41,828
Total revenue	41,011	817	41,828
Expenses
Cost of sales	31,981	112	32,093
General and administrative	28,758	483	29,241
Depreciation and amortization	1,608	4	1,612
Finance costs	3,095	5	3,100
Income taxes	499	-	499
Deferred tax (recovery)	160	(2)	158
Gain on sale of assets	(4,957)	-	(4,957)
Other expense	100	4	104
Segment loss	(20,233)	211	(20,022)

26

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

Three months ended March 31, 2024	Pharmacy and sale of prescription drugs	Clinical trials	Consolidated
Revenue
Revenue from external sources	$48,546	390	48,936
Total revenue	48,546	390	48,936

Expenses
Cost of sales	39,470	53	39,523
General and administrative	13,088	290	13,378
Depreciation and amortization	1,097	2	1,099
Interest expense	1,415	2	1,417
Income taxes	452	-	452
Other income	318	(21)	297
Segment loss	(7,294)	64	(7,230)

Six months ended March 31, 2024	Pharmacy and sale of prescription drugs	Clinical trials	Consolidated
Revenue
Revenue from external sources	$100,135	652	100,787
Total revenue	100,135	652	100,787

Expenses
Cost of sales	81,727	106	81,833
General and administrative	26,106	554	26,660
Depreciation and amortization	1,936	4	1,940
Interest expense	2,567	2	2,569
Income taxes	452	-	452
Other income	277	(20)	257
Segment (loss) profit	(12,930)	6	(12,924)

15.	Income taxes

For the three and six months ended March 31, 2025, the Company recorded an income tax provision of $395 and $499, respectively. For the three and six months ended March 31, 2024, the Company recorded an income tax provision of $686 and $686, respectively.

For the three and six months ended March 31, 2025 and 2024, the Federal and Provincial tax rates were 15% and 11.5%, respectively.

16.	Related party transactions

Related Party Loans and Balances

During the fiscal years ended September 30, 2023 and 2024, and the interim period ended March 31, 2025, the Company engaged in non-interest-bearing working capital advances with its largest shareholder and entities under common control. These transactions occurred while the Company was privately held and were intended to provide or receive short-term liquidity.

These advances were informal, non-interest-bearing, and not governed by formal written agreements. The Company did not incur or recognize interest expense in connection with these transactions. For the years ended September 30, 2023 and 2024, and the three and six months ended March 31, 2025, all related party balances were reclassified to additional paid-in capital as capital contributions. No amounts remain outstanding.

As of March 31, 2025 and September 30, 2024, there are no related party loans or receivables outstanding for any shareholder with greater than 10% ownership, and the Company does not intend to enter into similar related party lending arrangements in the future.

Related party balances are summarized as follows:

	March 31, 2025	September 30, 2024
Balance due from former affiliates	$325	$374
Balance due from shareholders related to acquisitions	193	124
Total due from related parties/shareholders	518	498
Balance due to former affiliates	(264)	(264)
Balance due to shareholders related to acquisitions	(61)	(125)
Balance at the end of the year	$193	$109

27

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

Governance and Controls

The Company has adopted a formal Related Party Transaction Policy to ensure appropriate oversight of any future transactions with related parties. All related party transactions are subject to review and approval by the Audit Committee of the Board of Directors, in accordance with SEC Regulation S-K Item 404 and the Company’s internal policies.

17.	Share Issuances and Warrants

On October 1, 2024, the Company issued 85,472 common shares at a price of $4.80 per share through a private placement, for gross proceeds of $410. In connection with this issuance, each common share was accompanied by 0.5 share purchase warrants, resulting in the issuance of 42,740 warrants. Each warrant entitles the holder to purchase one additional common share at an exercise price of $5.75 per share, with a term of two years from the date of issuance. On November 5, 2024, the exercise price on these warrants and all warrants issued previously under the private placement was amended from $5.75 to $4.80. The transaction was accounted for as an equity issuance because the number of common shares issuable upon exercise of the warrant is fixed. The proceeds were allocated between common share capital and warrants (additional paid-in capital) based on the relative fair values of each component at the time of issuance. The fair value of the warrants was determined using the Black-Scholes option pricing model, with key assumptions including a risk-free interest rate of 2.93%, two-year expiry and an expected share price volatility of 100.46%.

On November 5, 2024, the Company issued 78,125 warrants at a price of $4.80 per share. The transaction was accounted for as an equity issuance because the number of common shares issuable upon exercise of the warrant is fixed. The proceeds were allocated between common share capital and warrants (additional paid-in capital) based on the relative fair values of each component at the time of issuance. The fair value of the warrants was determined using the Black-Scholes option pricing model, with key assumptions including a risk-free interest rate of 3.14%, two-year expiry and an expected share price volatility of 116.82%.

On November 29, 2024, the Company issued 41,980 common shares at a price of $4.80 per share through a private placement, for gross proceeds of $202. In connection with this issuance, each common share was accompanied by 0.5 share purchase warrants, resulting in the issuance of 20,992 warrants. Each warrant entitles the holder to purchase one additional common share at an exercise price of $4.80 per share, with a term of two years from the date of issuance. The transaction was accounted for as an equity issuance because the number of common shares issuable upon exercise of the warrant is fixed. The proceeds were allocated between common share capital and warrants (additional paid-in capital) based on the relative fair values of each component at the time of issuance. The fair value of the warrants was determined using the Black-Scholes option pricing model, with key assumptions including a risk-free interest rate of 3.02%, two-year expiry and an expected share price volatility of 116.82%.

As at March 31, 2025, the warrant reserve was valued at $593. During the three and six months ended March 31, 2025, 44,107 warrants were exercised at a price of $4.80 per common share. No warrants were exercised during the three and six months ended March 31, 2024.

During the three and six months ended March 31, 2025, the Company issued 1,941,120 shares to vendors in lieu of cash payments for inventory ($4,000) and professional fees ($4,277). No shares were issued in lieu of cash payments during the three and six months ended March 31, 2024.

During the year ended September 30, 2024, the Company issued 264,439 common shares at a price of $4.80 per share through a private placement, for gross proceeds of $1,269. In connection with this issuance, each common share was accompanied by 0.5 share purchase warrants, resulting in the issuance of 132,220 warrants. Each warrant entitles the holder to purchase one additional common share at an exercise price of $5.75 per share, with a term of two years from the date of issuance. The transaction was accounted for as an equity issuance because the number of common shares issuable upon exercise of the warrant is fixed. The proceeds were allocated between common share capital and warrants (additional paid-in capital) based on the relative fair values of each component at the time of issuance. The fair value of the warrants was determined using the Black-Scholes option pricing model, with key assumptions including a risk-free interest rate of 3.24%, two-year expiry and an expected share price volatility of 94.73%. As at September 30, 2024, the warrant reserve was valued at $294.

Proceeds are intended to be used for general corporate purposes, including working capital and operational expenses. Issuance costs were not material and were expensed as incurred.

28

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

18.	Loss per share

For the three months ended March 31:

	2025	2024
Numerator:
Net loss	(14,455)	(7,230)
Denominator:
Weighted average number of common shares outstanding (basic and diluted)	14,676,789	12,357,801

Net loss per share attributable to common stockholder, basic	($0.98)	($0.59)
Net loss per share attributable to common stockholder, diluted	($0.98)	($0.59)

For the six months ended March 31:

	2025	2024
Numerator:
Net loss	(20,022)	(12,924)
Denominator:
Weighted average number of common shares outstanding (basic and diluted)	14,035,458	12,541,349

Net loss per share attributable to common stockholder, basic	($1.43)	($1.03)
Net loss per share attributable to common stockholder, diluted	($1.43)	($1.03)

Basic and diluted net loss per share are the same for all periods presented, as the inclusion of potentially dilutive securities would have been anti-dilutive due to the net loss. The Company excluded the following potentially dilutive securities from the calculation of diluted net loss per share as at March 31, 2025: 377,290 convertible debt instruments and 384,042 of restricted stock units. There were no warrants outstanding as at March 31, 2025 as all unexercised warrants expired at the shareholder meeting that took place on February 24, 2025.

These securities could potentially dilute earnings per share in the future but were not included in the computation of diluted net loss per share for the periods presented because their effect would have been anti-dilutive.

19.	Share-based compensation

The Company has established a Long-Term Omnibus Compensation Plan (the “Omnibus Plan”) for directors, officers, employees and consultants of the Company. The Company’s Board of Directors determines, among other things, the eligibility of individuals to participate in the Omnibus Plan and the term, vesting period and the exercise price of options and share units granted to individuals under the Omnibus Plan. The Company’s authorized shares consist of an unlimited number of common shares.

Each option converts into one common share of the Company on exercise. No amounts are paid or payable by the individual on receipt of the option. The options carry neither the right to dividend nor voting rights. Options may be exercised at any time from the date of vesting to the date of their expiry. Each share unit converts into a single common share of the Company on the vesting date.

The Company’s Omnibus Plan provides that the number of common shares reserved for issuances of options and shares may not exceed 10% of the number of common shares outstanding. Options and share units that expire, are canceled, or otherwise terminate are returned to the reserve for future grants.

Awards are measured at grant date fair value in accordance with ASC 718, and compensation expense is recognized over the vesting period on a grade vesting basis.

Share-based compensation is included within general and administrative expense on the consolidated statement of operations and is comprised of the following:

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Restricted Stock Units (“RSUs”)	$1,491	888	$2,084	2,467

29

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

During the three and six months ended March 31, 2025, the Company issued 290,611 RSUs to certain directors, officers and employees that vest immediately or over a period of 2 years. The weighted average issue price was $4.88 per share.

During the three and six months ended March 31, 2025, the Company redeemed a total of 126,042 common shares with an aggregate value of $405 and 148,980 common shares with an aggregate value of $515, respectively.

During the three and six-months ended March 31, 2024, the Company redeemed a total of 650,000 common shares with an aggregate value of $5,200. On December 15, 2023, 650,000 shares with a value of $5,200 were redeemed to settle a shareholder loan; no cash consideration was exchanged, as the redemption was applied directly against the loan balance.

The fair value of RSUs granted is based on the market price of the Company’s common shares on the grant date. The following table summarizes the continuity of the Company’s RSUs:

	RSUs #	Weighted average issue price $
Outstanding on September 30, 2023	870,339	8.00
RSUs issued	734,679	5.69
RSUs vested	(606,467)	8.00
RSUs forfeited and cancelled	(68,031)	7.64
Outstanding on September 30, 2024	930,520	$6.16
RSUs issued	290,611	4.88
RSUs vested	(755,420)	5.97
RSUs forfeited and cancelled	(58,245)	6.11
Outstanding on March 31, 2025	384,042	$5.78

20.	Financial instruments

(a)	Fair value of financial instruments

Fair value hierarchy Levels 1 to 3 are based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

Level 3 fair value measurement are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Company has assessed that the fair value of cash, trade and other receivables, and related party receivables, trade and other payables and related party payables approximate their carrying amounts largely due to the short-term maturities of these instruments.

The carrying amount of the Company’s borrowings are considered to be the same as their fair values, as the terms of the Company’s borrowings are considered to be consistent with the commercial terms prevalent for similar loans. The Company has classified its convertible debt as a Level 3 financial instrument due to the use of unobservable inputs in its valuation.

The Company has no financial instruments classified as Level 2.

(b)	Financial risk management

The Company’s activities expose it to a variety of financial risks: credit risk, liquidity risk and market risk (primarily interest rate risk). Risk management is carried out by the Company by identifying and evaluating the financial risks inherent within its operations. The Company’s overall risk management activities seek to minimize potential adverse effects on the Company’s financial performance.

(i)	Liquidity risk

The Company is exposed to liquidity risk related to its financial liabilities, including trade payables, long-term borrowings, and promissory notes. Management monitors liquidity through cash flow forecasts and maintains access to credit facilities.

The following table summarizes the contractual maturities of the Company’s financial liabilities (including principal and interest) on an undiscounted basis:

30

SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

March 31, 2025

(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5 and over	Total
Long-term borrowings	$36,620	$940	$-	$-	$-	$37,560
Bank indebtedness	4,817	-	-	-	-	4,817
Convertible debentures	3,512	-	-	-	-	3,512
Trade and other payables	50,020	-	-	-	-	50,020
Total	94,969	940	-	-	-	95,909

September 30, 2024

(in thousands)	Year 1	Year 2	Year 3	Year 4	Year 5 and over	Total
Long-term borrowings	$42,651	$-	$940	$-	$-	$43,591
Bank indebtedness	5,019	-	-	-	-	5,019
Convertible debentures	3,012	-	-	-	-	3,012
Trade and other payables	53,893	-	-	-	-	53,893
Total	104,575	-	940	-	-	105,515

21.	Disposals of assets

On October 18, 2024, the Company sold the assets of Niagara Community Pharmacy Ltd. for a total net proceeds of $3.3 million plus inventory of $451, for total sale price of $3,751. The net assets sold had a carrying value of $1,754, resulting in a gain of $1,997, which is recognized on the consolidated statement of operations.

On December 20, 2024, the Company sold the assets of P.A. Pharmacy Limited for a total sale price of $4.4 million plus inventory in excess of $200, for a total sale price of $4,012. The net assets sold had a carrying value of $1,052 resulting in a gain of $2,960, which is recognized on the consolidated statement of operations.

22.	Commitments and contingencies

The Company may be involved in legal proceedings, claims, and regulatory, tax, or government inquiries and investigations that arise in the ordinary course of business resulting in loss contingencies. The Company accrues for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. Legal costs such as outside counsel fees and expenses are charged to expense in the period incurred and are recorded in selling, general, and administrative (“SG&A”) expenses. The Company does not accrue for contingent losses that are considered to be reasonably possible, but not probable; however, the Company discloses the range of such reasonably possible losses if estimable. Loss contingencies considered remote are generally not disclosed. No assets are pledged as security for these loans.

Litigation is subject to numerous uncertainties and the outcome of individual claims and contingencies is not predictable. It is possible that some legal matters for which reserves have or have not been established could result in an unfavorable outcome for the Company and any such unfavorable outcome could be of a material nature or have a material adverse effect on the Company’s consolidated financial condition, results of operations and cash flows. Management is not aware of any claims or lawsuits that may have a material adverse effect on the consolidated financial position or results of operations of the Company.

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SRX HEALTH SOLUTIONS INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Expressed in thousands of Canadian dollars except per share amounts)

23.	Subsequent events

The Company has evaluated subsequent events and transactions that occurred after the consolidated statement of financial position date up to the date that the financial statements were issued for potential recognition or disclosure. Other than the following, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On December 6, 2024, CWB provided the Company a demand and notice of intention to enforce security relating to the credit agreement. The total amount of indebtedness secured by the security as at December 6, 2024 is $43,276,671 plus all accrued interest, legal costs and expenses. The total amount of indebtedness was not paid by the December 16, 2024 deadline and remains outstanding.

On April 30, 2025, the Company sold the assets of Clearbrook Pharmacy (1987) for a total sale price of $1.1 million plus inventory of $39, resulting in a gain of $640, which will be recognized on the consolidated statement of operations.

Reverse Merger

On September 3, 2024, we, SRx Health, entered into an Arrangement Agreement (the “Arrangement Agreement”) with BCC, AcquireCo (a wholly-owned subsidiary of BCC), and 1000994085 Ontario Inc. (“CallCo”), a direct wholly-owned subsidiary of BCC and a corporation existing under the laws of the Province of Ontario. The business combination contemplated under the Arrangement Agreement (the “Business Combination”) was completed on April 24, 2025 (the “Closing Date”), subsequent to the fiscal quarter to which this Quarterly Report relates.

Pursuant to the Arrangement Agreement, on the Closing Date, we amalgamated with AcquireCo, with SRx Health continuing as the surviving entity. As a result of the Business Combination, BCC acquired our business, and we became a wholly-owned subsidiary of BCC. BCC will continue our existing operations under its corporate structure.

In connection with the Business Combination, on the Closing Date, BCC issued 8,898,069 shares of its common stock, par value $0.001 per share (the “Company Common Stock”), to certain of our stockholders. In addition, AcquireCo issued 19,701,935 exchangeable shares to certain of our stockholders. These exchangeable shares are exchangeable into Company Common Stock on a one-for-one basis.

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